BUSINESS PURCHASE AND
                           STOCK ACQUISITION AGREEMENT

         AGREEMENT as of this 1st day of November, 1999, by and among Nowseven.com, Inc., a Delaware corporation ("Nowseven"), Douglas Shane Hackett and Robin R. Hackett, TBE ("Shareholders"), owners of all of the outstanding shares of Nowseven, and iShopper.com, Inc., a Nevada corporation ("iShopper").

         The parties hereto agree as follows:

A.       FACTS AND OBJECTIVES

         iShopper desires to acquire from Shareholders all of the outstanding shares of Nowseven in exchange for certain shares of iShopper, and Shareholders desire to exchange all the shares of Nowseven owned by them for shares of stock of iShopper, according to the terms herein.

B.       TERMS AND CONDITIONS

         1. Plan of Reorganization. Shareholders are the owners of all of the issued and outstanding stock of Nowseven, which consists of 1,500 shares of common stock of the par value of $0.01 per share (the "Nowseven Shares"). It is the intention of the parties hereto that all of the issued and outstanding capital stock of Nowseven will be acquired by iShopper in exchange solely for 1,000,000 shares of the restricted common stock of iShopper (the "iShopper Shares").

         2. Exchange and Delivery of Shares. iShopper and Shareholder agree that the Nowseven Shares will be exchanged with iShopper for the iShopper Shares. On the closing date, Shareholders will deliver a stock certificate or certificates for all of the outstanding stock of Nowseven, duly endorsed by Shareholders, as their interests may appear, so as to make iShopper the sole owner of the Nowseven Shares, free and clear of all liens, claims and encumbrances; iShopper shall deliver at or before closing certificates of stock totaling 1,000,000 shares to Shareholders in proportion to their respective interests in the Nowseven Shares, or as Shareholders may direct.

The certificates delivered to Shareholders pursuant to this Agreement shall bear a legend in substantially the following form (to which terms Shareholders agree):

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares of stock have been acquired for investment and may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws, or an opinion of counsel satisfactory in form and substance to counsel for iShopper.com, Inc. that the transaction shall not result in a violation of federal or state securities laws."

         3. Representations and Warranties of Shareholders. Shareholder and Nowseven represent and warrant as follow:

                  a. Shareholders are and will be as of the closing date, the sole owner of all of the outstanding shares of Nowseven, which shares are and will be free from any claims, liens, or other encumbrances, and Shareholders have the unqualified right to transfer said shares.

                  b. The Nowseven Shares constitute validly issued shares of Nowseven, fully paid and nonassessable.

                  c. The financial statements of Nowseven attached hereto as Exhibit A fairly and accurately represent the financial condition of Nowseven as of the date of said statements; there has been no material change in the financial condition of Nowseven since the date of said statements except as set forth in Exhibit B; there are no substantial liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the usual course of business; and no such contracts or obligations in the usual course of business are liens or other liabilities which, if disclosed, would alter substantially the financial condition of Nowseven as reflected in such financial statements.

                  d. Neither Nowseven nor any Shareholder is involved in any pending litigation or governmental investigation or proceeding, and no threats or claims of litigation or governmental investigation have been asserted against Nowseven, except as set forth at Exhibit C.

                  e. Shareholders have been supplied with this Agreement are familiar with and understands its contents.

                  f. Shareholders, in determining to acquire the iShopper Shares, have relied solely on their own analysis of information obtained from iShopper and the advice of Shareholders' legal counsel and accountants or other financial advisors with respect to the tax and other consequences involved in purchasing iShopper Shares.

                  g. Shareholders understand and acknowledge that their rights to the iShopper Shares will be governed by the terms and conditions of the Agreement.

                  h. The iShopper Shares being acquired will be acquired for Shareholders' own accounts without a view to public distribution or resale and that Shareholders have no contract, undertaking, agreement, or arrangement to sell or otherwise transfer or dispose of any iShopper Shares or any portion thereof to any person;

                  i. Shareholders (i) can bear the economic risk of the purchase of iShopper Shares, including the loss of their respective and entire investment, (ii) have such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in iShopper Shares, (iii) understand that there is no guarantee that the actual performance of iShopper under any circumstances will match and projections which may have been made, and that such actual performance may differ substantially from what is represented in any such projections.

                  j. Shareholders acknowledge and understands that the iShopper Shares have not been registered under the 1933 Act or the securities laws of any state and are subject to substantial restrictions on transfer as described in the Agreement.

                  k. Shareholders will not sell or otherwise transfer ownership or dispose of any iShopper Shares or any portion thereof unless (i) such iShopper Shares are registered under the 1933 Act and any applicable state securities laws or Shareholder obtains an opinion of counsel which is satisfactory to iShopper that such iShopper Shares may be sold in reliance on an exemption from such registration requirements, and (ii) the transfer is otherwise made in accordance with this Agreement.

                  l.   Shareholders   understands   that  (i)  iShopper  has  no
         obligation or intention to register any iShopper Shares for resale or transfer under the 1933 Act or any state securities laws or to take any action (including the filing of reports or the publication of information as required by Rule 144 under the 1933 Act) which would make available any exemption from the registration requirements of any such laws and (ii) Shareholder therefore may be precluded from selling or otherwise transferring ownership of or disposing of any iShopper Shares or any portion thereof for an indefinite period of time or at any particular time.

                  m. Shareholders acknowledges that Shareholder has been encouraged to rely upon the advice of Shareholder's legal counsel and accountants or other financial advisors with respect to the tax and other considerations relating to the purchase of iShopper Shares and has been offered, during the course of discussions concerning the acquisition of iShopper Shares, the opportunity to ask such questions and inspect such documents (including the books and records and financial statements) concerning iShopper and its business and affairs as Shareholder has requested so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied.

                  n. (i) Shareholders are each at least 21 years of age; (ii) Shareholders are all United States citizens; (iii) Shareholders have adequate means of providing for Shareholders' current needs and personal contingencies; (iv) Shareholders have no need for liquidity in Shareholders' investments; (v) Shareholders maintain their respective principal residences at the addresses shown below for each; and (vi) all investments in and commitments to non-liquid investments are, and after the purchase of iShopper Shares will be, reasonable in relation to Shareholders' respective net worth and current needs.

                  o. Shareholders understand that no federal or state agency including the Securities and Exchange Commission or the securities commission or authorities of any state has approved or disapproved the iShopper Shares, passed upon or endorsed the merits of the Offering, or made any finding or determination as to the fairness of the iShopper Shares for public investment.

                  p. Shareholders  understand that the iShopper Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state laws and that iShopper is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the suitability of Shareholder to acquire the iShopper Shares.

                  q.  That  the   information   set  forth   herein   concerning
         Shareholder is true and correct.

                  r. Shareholders are all "accredited investors" as that term is defined in Regulation D promulgated under the Securities Act of 1933 (the "1933 Act"), in that each (i) has an individual net worth, or joint net worth with his or her spouse, of at least $1,000,000, or (ii) has had individual income in excess of $200,000, or joint income with his or spouse in excess of $300,000, in each of the last two years, and has a reasonable expectation of reaching the same income level in the current year.

         4.       Representations and Warranties of iShopper

                  a. As of the closing date, the iShopper shares to delivered to Shareholder will constitute the valid and legally issued shares of iShopper, fully paid and nonassessable.

                  b. The officers of iShopper are duly authorized to execute the
         agreement  and  have  obtained  any   authorization   required  of  its
         stockholders.

                  c. As of the closing date, iShopper will be in good standing as a Nevada corporation.

                  d. The financial statements of iShopper attached hereto as Exhibit D fairly and accurately represent the financial condition of iShopper as of the date of said statements; there has been no material change in the financial condition of iShopper since the date of said statements except as set forth in Exhibit E; there are no substantial liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the usual course of business; and no such contracts or obligations in the usual course of business are liens or other liabilities which, if disclosed, would alter substantially the financial condition of iShopper as reflected in such financial statements.

         5. Conditions of Closing. The closing shall occur not later than December 3, 1999 at 11:00 a.m., at the offices of iShopper, at on such date and at such time as the parties mutually agree, and shall be effective as of November 20, 1999.

         6. Delivery of Records. Shareholder agrees to deliver on or before the closing date, or at such time as may be mutually agreeable to the parties, such documents and corporate records as iShopper may request.

         7. Survival. All representations and warranties herein shall survive the closing.

         8. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Utah, and venue with respect to any dispute shall be fixed in the Third Judicial District Court, in and for Salt Lake County, State of Utah.

         9. Notices. All communications under this Agreement shall be in writing, shall be delivered personally, sent by facsimile transmission or mailed by first class mail, postage prepaid, to the telecopy numbers or addresses specified below, or to such other telecopy number or address as any party hereto may have furnished in writing to the others, and shall be deemed to be given on the date of delivery if served personally, or the first business day after being sent by telecopy, or the third business day after mailing:

         If to iShopper:            Mr. Adam Maher
                                    350 South 400 East, Suite 304
                                    Salt Lake City, Utah 84111
                                    Fax No.  (801)366-5613


         If Shareholders:           Douglas Shane Hackett
                                    Robin R. Hackett
                                    1900 Auaqua Dr.
                                    Longwood, FL  32779
                                    Fax No.  (407) 333-9447


         9. Amendment and Waiver: This Agreement may be amended, and observance of any term of this agreement may be waived, with (and only with) the written consent of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         10. Severability. In the event that any particular provision(s) of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this agreement, which shall continue in full force and effect and be binding upon the respective parties hereto.

         11. Attorneys' Fees. The non-prevailing party, as determined by the Court, in a judicial proceeding for breach of any of the provisions of this Agreement shall be fully responsible for and pay the prevailing party's reasonable attorneys' fees, costs, and expenses.

         12. Captions. The section and/or paragraph titles or captions used in this Agreement are inserted only as and intended solely for convenience of reference, and shall in no manner modify, limit, explain, construe, describe the scope of intent, or in any other way affect the terms of this Agreement.

                                    SHAREHOLDERS

                                    _______/s/__________________

                                    _______/s/__________________



                                    NOWSEVEN.com, INC.


                                    By_______/s/___________________
                                         Douglas S. Hackett
                                         Its Sole Director




                                    iSHOPPER.com, INC.


                                    By____________________________
                                        William E. Chipman, Sr.
                                         Its CFO